UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

This following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

On February 2, 2010, we announced that our offer to acquire all of the issued and to be issued share capital of Cadbury plc has been declared wholly unconditional. We are furnishing this Form 8-K to provide financial and other relevant information with respect to Cadbury plc (“Cadbury”). Cadbury previously filed this information with the Securities and Exchange Commission (“SEC”), and we are reproducing it, without revisions, in this Form 8-K. As a result, references in the exhibits hereto to the “Company,” the “Group,” “we,” “us,” or “our” are references to Cadbury, and its subsidiaries, except as the context otherwise requires. Specifically, this current report on Form 8-K provides: (1) the consent of Deloitte LLP, attached hereto as Exhibit 23.1; (2) Cadbury’s restated audited financial statements, and the notes thereto, for the year ended December 31, 2008, filed originally by Cadbury with the SEC on January 29, 2010, attached hereto as Exhibit 99.1; (3) Cadbury’s half year results for the six months ended June 30, 2009, filed originally by Cadbury with the SEC on January 29, 2010, attached hereto as Exhibit 99.2; and (4) the risk factors relating to Cadbury’s business included in Cadbury’s Annual Report on Form 20-F for the year ended December 31, 2008, filed originally by Cadbury with the SEC on March 31, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit Number	Description
23.1	Consent of Deloitte LLP

99.1	Cadbury’s restated audited financial statements, and the notes thereto, for the year ended December 31, 2008 (filed originally on January 29, 2010)

99.2	Cadbury’s half year results for the six months ended June 30, 2009 (filed originally on January 29, 2010)

99.3	Risk Factors Relating to Cadbury’s Business

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: February 3, 2010
	By:	/S/ CAROL J. WARD
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary